Exhibit 10.4

SEISMIC DATA ASSIGNMENT AND BILL OF SALE

THIS SEISMIC DATA ASSIGNMENT AND BILL OF SALE (this “Bill of Sale”) is made and entered effective this 14th day of June, 2011 (the “Effective Date”), by and between RANGE MICHIGAN LLC, a Wyoming limited liability company whose address is P.O. Box 726, 504 Fremont St., Thermopolis, Wyoming 82443 (“Assignor”); and LJM Energy Corp., a Nevada corporation, whose address is 9190 Double Diamond Parkway, Reno NV 89521 (“Assignee”).

WHEREAS, Assignor has obtained three dimensional seismic information, surveys, mapping and data in connection with certain properties located Ingham and Calhoun Counties, Michigan and known by the parties as the Dansville, Ackley, Mason and Convis Prospects, as such seismic information, surveys, mapping and data is more particularly described on Exhibit A, attached hereto and hereby incorporated herein (the “Seismic Data”); and

WHEREAS, Assignor desires to assign all of its right title and interest in and to Seismic Data subject to the reservation contained herein, and Assignee desires to accept such assignment as set forth more fully herein.

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00), the transfer of certain shares or other equity interests in Assignee or its successor, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties state as follows:

1. Transfer of Seismic Data.  Effective as of the Effective Date, Assignor hereby transfers to Buyer, its successors and assigns, all of its right, title and interest in and to the Seismic Data, subject to the reservation set forth in Section 2.

2. Irrevocable License to Use Seismic Data. Assignor hereby RESERVES an irrevocable license to access, view, copy, publish, create derivative works, analyze, map or otherwise use the Seismic Data for Assignor’s own use or benefit or for the use or benefit of Assignor’s successors or assigns.  In the event that Assignee shall sell or otherwise transfer all, or any part of, the Seismic Data, Assignor shall employ commercially reasonable efforts to ensure that any transferee of the Seismic Data is aware of Assignor’s irrevocable license as set forth herein.

3. Representations and Warranties.  Seller represents and warrants that it is the owner of the Seismic Data and Assignor has the authority to assign to Assignee, and its successors and assigns, rights to use the Seismic Data for Assignee’s use and benefit.

4. Disclaimer of All Other Representations.  UNLESS SPECIFICALLY WARRANTED AS SET FORTH ABOVE, SELLER HEREBY TRANSFERS THE SEISMIC DATA AS-IS, WHERE-IS, AND MAKES NO REPRESENTATIONS OR WARRANTIES WITH REGARD TO THE SEISMIC DATA OR THE COMPLETENESS OR ACCURACY THEREOF AND HEREBY DISCLAIMS ANY AND ALL OTHER REPRESENTATIONS OR WARRANTIES OF ANY KIND, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OF NON-INFRINGEMENT OF THE RIGHTS OF THIRD PARTIES.

5. Complete Agreement.  It is the intention of Seller and Buyer that this Bill of Sale shall constitute a full and complete conveyance and transfer of Seller’s right, title and interest in and to the Drilling Equipment, if any, but Seller agrees to execute and deliver from time to time hereafter, promptly after written request made by Buyer to Seller, such other and further separate and specific documents as reasonably may be requested by Buyer to fully and completely convey the Drilling Equipment intended to be conveyed pursuant to this Bill of Sale.

6. Choice of Law.  This Bill of Sale shall be governed by and construed in accordance with the laws of the State of Michigan, without regard to its principals regarding conflicts of law.

7. Counterparts.  This Bill of Sale may be issued in one or more counterparts, each of which when taken together shall constitute one complete instrument.

[End of Text.  Signatures Follow.]

IN WITNESS WHEREOF, Assignor and Assignee have caused their duly authorized representatives to execute this Bill of Sale effective as of the Effective Date.

RANGE MICHIGAN LLC By its Manager: Range Exploration Partners LLC

By:	/s/ Frode Aschim
Frode Aschim, Manager

LJM LJM Energy Corp.

By:	/s/ Joel Felix
Joel Felix
Its:	Chief Executive Officer

Exhibit A

Description of Seismic Data

Dansville Area 3D field design in T-2-N; R-1-E. The receiver points are shown in red and the source points are shown in blue. Shot in Jan-Feb 2009 by Bay Geo- physical, processed by Tricon Geophysics.

Total surface coverage is 5.469 sq. mi.

Mason 3D area in T-2-N; R-1-W. Receiver points are shown in red, source points are blue. Shot in April 2009 by Bay Geophysical, processing by Tricon Geophysics.

Total surface coverage is 3.921 sq mi.

Kinneville 3D area in T-1-N; R-2-W. Receiver lines are shown in red, source points in blue. Shot in March, 2009 by Bay Geophysical, processing by Tricon Geophysics.

Total surface area recorded is 3.656 sq mi.

Connvis area 3D field design map for Calhoun County, T-1-S; R-6-W. Receiver points are shown in red, source points are shown in blue. Recording was done in April, 2009 by Great Lakes Geophysical and processing was done by Tricon Geophysics.

Total surface area for field work was 6.184 sq mi.